Exhibit 99.1

FOR IMMEDIATE RELEASE October 19, 2021

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports third quarter 2021 EPS of $1.46

GULFPORT, Miss. (October 19, 2021) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2021. Net income for the third quarter of 2021 was $129.6 million, or $1.46 per diluted common share (EPS), compared to $88.7 million, or $1.00 per diluted common share, in the second quarter of 2021. The company reported net income for the third quarter of 2020 of $79.4 million, or $0.90 per diluted common share. The third quarter of 2021 included ($1.4) million, or ($0.01) per share after-tax, of net nonoperating income items. These items included Hurricane Ida expenses of $5.1 million and severance reversal ($1.9) million, offset by the gain of $4.6 million from the sale of the remaining Hancock Horizon Funds. The second quarter of 2021 included $42.2 million, or $0.37 per share after-tax, of net nonoperating items. The items include the previously announced branch closures (20), subordinated debt redemption and Voluntary Early Retirement Program (VERP), plus the cost associated with an additional 18 branch closures and a 200-position reduction in force.

Third Quarter 2021 Highlights

•	Pre-provision net revenue (PPNR) totaled $134.8 million, down $2.4 million, or 2%, linked-quarter
•	Core loan growth of $219.7 million, offset by the impact of $482.2 million in PPP loan forgiveness leading to an overall decline in total loans of $262.5 million
•	Deposits decreased $65.0 million linked-quarter; noninterest-bearing demand deposits increased $247.0 million
•	$28.8 million reserve release and $1.8 million in net charge-offs led to a negative provision for credit losses of $27.0 million
•	ACL coverage remained strong at 1.92% (2.00% excluding PPP loans)
•	Both nonperforming loans and criticized commercial loans declined 27% and 11%, respectively,

linked-quarter

•	The continued impact of excess liquidity, driven mainly by PPP loan forgiveness, led to a 2 bps compression in reported NIM
•	TCE ratio 7.85%, up 15 bps

“We are pleased to report another quarter of solid results, despite the impacts of Hurricane Ida and the COVID-19 Delta surge,“ said John M. Hairston, President and CEO. “Our balance sheet remained strong as core loan growth momentum continued and DDA deposits increased during the quarter. Despite a slight compression in the NIM, net interest income was steady in the quarter, as was operating expense. Fees were lower linked-quarter, mainly the result of secondary mortgage volume reductions, as well as the result of waivers and activity related to Hurricane Ida disruption. Our asset quality metrics continue to improve and are now among the best in the mid-cap group. We do not anticipate any significant credit impact post-hurricane. Capital is strong and we expect to achieve an 8% TCE, or better, by year-end 2021. We view third quarter of 2021 and near term guidance as continued momentum toward 2022 and our path to a 55% efficiency ratio.”

Loans

Loan growth momentum is continuing in both markets and specialty lines. Growth in the western and central regions, in addition to equipment finance and healthcare, was partly offset by PPP loan forgiveness and amortizing portfolios of indirect and energy. Core loans increased $219.7 million, related to fewer payoffs and paydowns, a slight increase in line utilizations rates and increased loan pipeline pull-through rate. During the quarter, $482.2 million in PPP loans were forgiven. Loans totaled $20.9 billion at September 30, 2021, down $262.5 million, or 1%, linked-quarter.

Average loans totaled $20.9 billion for the third quarter of 2021, down $447.6 million, or 2%, linked-quarter. Management expects year-end loans to total approximately $20.4 billion, or a 3%, increase year-over-year.

Deposits

Excess liquidity related to stimulus and other pandemic-related client funds contributed to the third quarter of 2021’s elevated level of deposits. Total deposits at September 30, 2021 were $29.2 billion, down $65.0 million, or less than 1%, from June 30, 2021.

DDAs totaled $13.7 billion at September 30, 2021, up $247.0 million, or 2%, from June 30, 2021 and comprised 47% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $11.3 billion at the end of the third quarter of 2021, flat linked-quarter. Compared to June 30, 2021, time deposits of $1.2 billion were down $143.7 million, or 11%. Interest-bearing public fund deposits decreased $151.4 million, or 5%, linked-quarter, ending September at $3.1 billion.

Average deposits for the third quarter of 2021 were $29.2 billion, virtually unchanged linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $400.5 million at September 30, 2021, down $28.8 million from June 30, 2021. During the third quarter of 2021, the company recorded a negative provision for credit losses of $27.0 million, compared to a negative provision of $17.2 million in the second quarter of 2021. Net charge-offs totaled $1.8 million in the third quarter of 2021, or 0.03% of average total loans on an annualized basis, down from $10.5 million, or 0.20% of average total loans in the second quarter of 2021. The ratio of ACL to period-end loans was 1.92% (2.00% excluding PPP loans) at September 30, 2021, compared to 2.03% (2.17% excluding PPP loans) at June 30, 2021.

The company’s overall asset quality metrics continued to improve with commercial criticized and total nonperforming loans down 11% and 27%, respectively, linked-quarter. Nonperforming assets (NPAs) totaled $71.9 million at September 30, 2021, down $25.7 million, or 26%, from June 30, 2021. During the third quarter of 2021, total nonperforming loans decreased $24.0 million, or 27%, while ORE and foreclosed assets were down $1.8 million, or 17% linked-quarter. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.34% at September 30, 2021, down 12 bps from June 30, 2021.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the third quarter of 2021 was $237.5 million, virtually unchanged from the second quarter of 2021.

The net interest margin (NIM) was 2.94% in the third quarter of 2021, a decline of 2 bps linked-quarter. Factors driving the change in NIM include a full quarter’s impact from the sub-debt redemption in June 2021 (+2 bps) and the impact of lower deposit costs (+3 bps), offset by a change in earning asset mix (-6 bps) and the net impact of interest recoveries (-1 bp).

Average earning assets were $32.1 billion for the third quarter of 2021, down $98.1 million, or less than 1%, from the second quarter of 2021.

Management expects continued NIM compression in the fourth quarter of 2021 with net interest income down slightly linked-quarter.

Noninterest Income

Noninterest income totaled $93.4 million for the third quarter of 2021, down $0.9 million, or 1%, from the second quarter of 2021. Included in noninterest income was a $4.6 million gain from the sale of the remaining Hancock Horizon Funds. In the second quarter of 2021, noninterest income included $2.8 million related to the sale of Mastercard class B common stock. Adjusting for these items, noninterest income totaled $88.8 million in the third quarter, down $2.7 million, or 3%, linked-quarter.

Service charges on deposits were up $1.8 million, or 9%, from the second quarter of 2021, driven by an additional posting day, lower earnings credit rates, seasonality and higher customer activity. Bankcard and ATM fees were down $0.6 million, or 3%, from the second quarter of 2021, mainly impacted by Hurricane Ida evacuation, branch and ATM closures and fee waivers.

Investment and annuity income and insurance fees were down $0.2 million, or 2%, linked-quarter. Trust fees were down $0.3 million, or 2% linked-quarter, reflecting second quarter seasonality in tax prep fees and a third quarter impact of Hurricane Ida.

Fees from secondary mortgage operations totaled $7.0 million for the third quarter of 2021, down $5.6 million, or 44%, linked-quarter, mainly from the impact of Hurricane Ida and a diversification in delivery methods in the second quarter of 2021.

Other noninterest income totaled $22.2 million, up $4.0 million, or 22%, from the second quarter of 2021. The increase is primarily due to the gain on sale of Hancock Horizon Funds noted above.

Noninterest Expense & Taxes

Noninterest expense totaled $194.7 million, down $42.1 million, or 18% linked-quarter. Included in the total was $3.2 million of net nonoperating expenses related primarily to Hurricane Ida, which were partly offset by a reversal of severance. In the second quarter of 2021, noninterest expense included $45.0 million related to previously announced efficiency initiatives. Excluding these items, operating expense was down $0.3 million, or less than 1%, linked-quarter.

Personnel expense (operating) totaled $113.8 million in the third quarter of 2021, down $3.5 million, or 3%, linked-quarter. The decrease is mainly related to the savings associated with efficiency initiatives noted last quarter.

Occupancy and equipment expense totaled $16.9 million in the third quarter of 2021, down $0.5 million, or 3%, from the second quarter of 2021. Amortization of intangibles totaled $4.1 million for the third quarter of 2021, down $0.2 million, or 4%, linked-quarter.

Gains on sales of ORE and other foreclosed assets exceeded expenses by $0.4 million in the third quarter of 2021, compared to an expense of $0.1 million in the second quarter of 2021.

Other operating expense totaled $61.1 million in the third quarter of 2021, up $3.9 million, or 7%, linked-quarter. The linked-quarter change is primarily due to increased advertising expense and other miscellaneous items.

The effective income tax rate for third quarter 2021 was 19.2%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at September 30, 2021 totaled $3.6 billion, up $66.9 million, or 2%, from June 30, 2021. The tangible common equity (TCE) ratio was 7.85%, up 15 bps from June 30, 2021, mainly the result of earnings, partially offset by OCI, dividends and growth in tangible assets. The company remains well capitalized, with both bank and holding company capital levels in excess of required regulatory minimums. The company’s CET1 ratio is estimated to be 11.19% at September 30, 2021, up 21 bps linked-quarter. During the third quarter of 2021, the company bought back 56,349 shares of its common stock at an average price of $44.49 per share. This stock repurchase is part of the Board authorization to repurchase up to 4,338,000 shares of the company’s common stock, set to expire December 31, 2022.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, October 19, 2021 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 844-200-6205 or 646-904-5544, access code 496046.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 24, 2021 by dialing 866-813-9403 or 929-458-6194, access code 201534.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the ongoing impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19, and other variants thereof, are unsuccessful and restrictions on movement are re-imposed, the economic impact could continue to be substantial. The COVID-19 outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
NET INCOME
Net interest income	$234,709	$234,643	$235,183	$703,939	$704,237
Net interest income (TE) (a)	237,477	237,497	238,372	712,483	714,122
Provision for credit losses	(26,955)	(17,229)	24,999	(49,095)	578,690
Noninterest income	93,361	94,272	83,748	274,722	242,078
Noninterest expense	194,703	236,770	195,774	624,545	595,648
Income tax expense (benefit)	30,740	20,656	18,802	77,739	(79,274)
Net income (loss)	$129,582	$88,718	$79,356	$325,472	$(148,749)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Hancock Horizon Funds	$4,576	$—	$—	$4,576	$—
Gain on sale of Mastercard Class B common stock	—	2,800	—	2,800	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(1,867)	40,812	—	38,945	—
Hurricane related expenses	5,092	—	—	5,092	—
Loss on redemption of subordinated notes	—	4,165	—	4,165	—
Provision for credit loss associated with energy loan sale	—	—	—	—	160,101
PERIOD-END BALANCE SHEET DATA
Loans	$20,886,015	$21,148,530	$22,240,204	$20,886,015	$22,240,204
Securities	8,308,622	8,633,133	7,056,276	8,308,622	7,056,276
Earning assets	32,348,036	32,075,450	30,179,103	32,348,036	30,179,103
Total assets	35,318,308	35,098,709	33,193,324	35,318,308	33,193,324
Noninterest-bearing deposits	13,653,376	13,406,385	11,881,548	13,653,376	11,881,548
Total deposits	29,208,157	29,273,107	27,030,659	29,208,157	27,030,659
Common stockholders' equity	3,629,766	3,562,901	3,375,644	3,629,766	3,375,644
AVERAGE BALANCE SHEET DATA
Loans	$20,941,173	$21,388,814	$22,407,825	$21,355,483	$22,200,385
Securities (b)	8,368,824	8,194,812	6,389,214	8,014,023	6,223,361
Earning assets	32,097,381	32,195,515	29,412,261	31,773,473	29,020,349
Total assets	35,207,960	35,165,684	32,685,430	34,821,420	32,163,823
Noninterest-bearing deposits	13,535,961	13,237,796	11,585,617	13,053,586	10,450,457
Total deposits	29,237,306	29,228,809	26,763,795	28,872,317	25,934,258
Common stockholders' equity	3,606,087	3,488,592	3,351,593	3,512,651	3,441,981
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.46	$1.00	$0.90	$3.67	$(1.73)
Cash dividends per share	0.27	0.27	0.27	0.81	0.81
Book value per share (period-end)	41.81	41.03	39.07	41.81	39.07
Tangible book value per share (period-end)	31.10	30.27	28.11	31.10	28.11
Weighted average number of shares - diluted	87,006	86,990	86,400	86,951	86,614
Period-end number of shares	86,823	86,847	86,400	86,823	86,400
Market data
High sales price	$48.19	$50.69	$22.23	$50.69	$44.24
Low sales price	39.07	40.25	17.42	32.52	14.32
Period-end closing price	47.12	44.44	18.81	47.12	18.81
Trading volume	22,482	25,570	32,139	77,015	130,703
PERFORMANCE RATIOS
Return on average assets	1.46%	1.01%	0.97%	1.25%	(0.62)%
Return on average common equity	14.26%	10.20%	9.42%	12.39%	(5.77)%
Return on average tangible common equity	19.22%	13.94%	13.14%	16.89%	(7.99)%
Tangible common equity ratio (c)	7.85%	7.70%	7.53%	7.85%	7.53%
Net interest margin (TE)	2.94%	2.96%	3.23%	3.00%	3.29%
Noninterest income as a percent of total revenue (TE)	28.22%	28.41%	26.00%	27.83%	25.32%
Efficiency ratio (d)	57.44%	57.01%	59.29%	57.52%	60.69%
Average loan/deposit ratio	71.62%	73.18%	83.72%	73.97%	85.61%
Allowance for loan losses as a percentage of period-end loans	1.78%	1.89%	2.02%	1.78%	2.02%
Allowance for credit losses as a percent of period-end loans (e)	1.92%	2.03%	2.16%	1.92%	2.16%
Annualized net charge-offs to average loans	0.03%	0.20%	0.43%	0.19%	2.23%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	506.17%	415.00%	234.89%	506.17%	234.89%
FTE headcount	3,429	3,626	4,058	3,429	4,058

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
NET INCOME
Net interest income	$234,709	$234,643	$234,587	$238,286	$235,183
Net interest income (TE) (a)	237,477	237,497	237,509	241,401	238,372
Provision for credit losses	(26,955)	(17,229)	(4,911)	24,214	24,999
Noninterest income	93,361	94,272	87,089	82,350	83,748
Noninterest expense	194,703	236,770	193,072	193,144	195,774
Income tax expense (benefit)	30,740	20,656	26,343	(297)	18,802
Net income	$129,582	$88,718	$107,172	$103,575	$79,356
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Hancock Horizon Funds	$4,576	$—	$—	$—	$—
Gain on sale of Mastercard Class B common stock	—	2,800	—	—	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(1,867)	40,812	—	—	—
Hurricane related expenses	5,092	—	—	—	—
Loss on redemption of subordinated notes	—	4,165	—	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$20,886,015	$21,148,530	$21,664,859	$21,789,931	$22,240,204
Securities	8,308,622	8,633,133	8,005,990	7,356,497	7,056,276
Earning assets	32,348,036	32,075,450	32,134,637	30,616,277	30,179,103
Total assets	35,318,308	35,098,709	35,072,643	33,638,602	33,193,324
Noninterest-bearing deposits	13,653,376	13,406,385	13,174,911	12,199,750	11,881,548
Total deposits	29,208,157	29,273,107	29,210,520	27,697,877	27,030,659
Common stockholders' equity	3,629,766	3,562,901	3,416,903	3,439,025	3,375,644
AVERAGE BALANCE SHEET DATA
Loans	$20,941,173	$21,388,814	$21,745,298	$22,065,672	$22,407,825
Securities (b)	8,368,824	8,194,812	7,468,541	6,921,099	6,389,214
Earning assets	32,097,381	32,195,515	31,015,637	29,875,531	29,412,261
Total assets	35,207,960	35,165,684	34,078,200	33,067,462	32,685,430
Noninterest-bearing deposits	13,535,961	13,237,796	12,374,235	11,759,755	11,585,617
Total deposits	29,237,306	29,228,809	28,138,763	27,040,447	26,763,795
Common stockholders' equity	3,606,087	3,488,592	3,441,466	3,406,646	3,351,593
COMMON SHARE DATA
Earnings per share - diluted	$1.46	$1.00	$1.21	$1.17	$0.90
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	41.81	41.03	39.38	39.65	39.07
Tangible book value per share (period-end)	31.10	30.27	28.57	28.79	28.11
Weighted average number of shares - diluted	87,006	86,990	86,805	86,657	86,400
Period-end number of shares	86,823	86,847	86,777	86,728	86,400
Market data
High sales price	$48.19	$50.69	$47.37	$34.89	$22.23
Low sales price	39.07	40.25	32.52	18.59	17.42
Period-end closing price	47.12	44.44	42.01	34.02	18.81
Trading volume	22,482	25,570	28,963	27,564	32,139
PERFORMANCE RATIOS
Return on average assets	1.46%	1.01%	1.28%	1.25%	0.97%
Return on average common equity	14.26%	10.20%	12.63%	12.10%	9.42%
Return on average tangible common equity	19.22%	13.94%	17.38%	16.74%	13.14%
Tangible common equity ratio (c)	7.85%	7.70%	7.26%	7.64%	7.53%
Net interest margin (TE)	2.94%	2.96%	3.09%	3.22%	3.23%
Noninterest income as a percentage of total revenue (TE)	28.22%	28.41%	26.83%	25.44%	26.00%
Efficiency ratio (d)	57.44%	57.01%	58.12%	58.23%	59.29%
Average loan/deposit ratio	71.62%	73.18%	77.28%	81.60%	83.72%
Allowance for loan losses as a percentage of period-end loans	1.78%	1.89%	1.96%	2.07%	2.02%
Allowance for credit losses as a percentage of period-end loans (e)	1.92%	2.03%	2.11%	2.20%	2.16%
Annualized net charge-offs to average loans	0.03%	0.20%	0.34%	0.44%	0.43%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	506.17%	415.00%	354.09%	305.20%	234.89%
FTE headcount	3,429	3,626	3,926	3,986	4,058

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
NET INCOME
Interest income	$244,417	$248,300	$257,043	$743,502	$800,728
Interest income (TE) (f)	247,185	251,154	260,232	752,046	810,613
Interest expense	9,708	13,657	21,860	39,563	96,491
Net interest income (TE)	237,477	237,497	238,372	712,483	714,122
Provision for credit losses	(26,955)	(17,229)	24,999	(49,095)	578,690
Noninterest income	93,361	94,272	83,748	274,722	242,078
Noninterest expense	194,703	236,770	195,774	624,545	595,648
Income (loss) before income taxes	160,322	109,374	98,158	403,211	(228,023)
Income tax expense (benefit)	30,740	20,656	18,802	77,739	(79,274)
Net income (loss)	$129,582	$88,718	$79,356	$325,472	$(148,749)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Hancock Horizon Funds	$4,576	$—	$—	$4,576	$—
Gain on sale of Mastercard Class B common stock	—	2,800	—	2,800	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(1,867)	40,812	—	38,945	—
Hurricane related expenses	5,092	—	—	5,092	—
Loss on redemption of subordinated notes	—	4,165	—	4,165	—
Provision for credit loss associated with energy loan sale	—	—	—	—	160,101
NONINTEREST INCOME
Service charges on deposit accounts	$21,159	$19,381	$18,440	$59,686	$56,795
Trust fees	16,041	16,307	14,424	47,351	43,390
Bank card and ATM fees	19,833	20,483	17,222	58,436	50,541
Insurance and investment commissions, and annuity fees	7,167	7,331	5,988	21,956	18,504
Secondary mortgage market operations	6,972	12,556	12,875	31,238	28,736
Other income	22,189	18,214	14,799	56,055	44,112
Total noninterest income	$93,361	$94,272	$83,748	$274,722	$242,078
NONINTEREST EXPENSE
Personnel expense	$111,978	$142,654	$117,856	$374,247	$351,814
Net occupancy and equipment expense	16,868	17,347	18,546	51,906	53,996
Other real estate and foreclosed assets expense (income), net	(376)	(86)	(482)	(456)	9,188
Other expense	62,151	72,610	55,066	186,102	165,348
Amortization of intangibles	4,082	4,245	4,788	12,746	15,302
Total noninterest expense	$194,703	$236,770	$195,774	$624,545	$595,648
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.46	$1.00	$0.90	$3.67	$(1.73)
Diluted	1.46	1.00	0.90	3.67	(1.73)

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
NET INCOME
Interest income	$244,417	$248,300	$250,785	$257,253	$257,043
Interest income (TE) (f)	247,185	251,154	253,707	260,368	260,232
Interest expense	9,708	13,657	16,198	18,967	21,860
Net interest income (TE)	237,477	237,497	237,509	241,401	238,372
Provision for credit losses	(26,955)	(17,229)	(4,911)	24,214	24,999
Noninterest income	93,361	94,272	87,089	82,350	83,748
Noninterest expense	194,703	236,770	193,072	193,144	195,774
Income before income taxes	160,322	109,374	133,515	103,278	98,158
Income tax expense (benefit)	30,740	20,656	26,343	(297)	18,802
Net income	$129,582	$88,718	$107,172	$103,575	$79,356
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Hancock Horizon Funds	$4,576	$—	$—	$—	$—
Gain on sale of Mastercard Class B common stock	—	2,800	—	—	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(1,867)	40,812	—	—	—
Hurricane related expenses	5,092	—	—	—	—
Loss on redemption of subordinated notes	—	4,165	—	—	—
NONINTEREST INCOME
Service charges on deposit accounts	$21,159	$19,381	$19,146	$19,864	$18,440
Trust fees	16,041	16,307	15,003	14,801	14,424
Bank card and ATM fees	19,833	20,483	18,120	17,590	17,222
Investment and insurance commissions, and annuity fees	7,167	7,331	7,458	5,826	5,988
Secondary mortgage market operations	6,972	12,556	11,710	11,508	12,875
Other income	22,189	18,214	15,652	12,761	14,799
Total noninterest income	$93,361	$94,272	$87,089	$82,350	$83,748
NONINTEREST EXPENSE
Personnel expense	$111,978	$142,654	$119,615	$112,245	$117,856
Net occupancy and equipment expense	16,868	17,347	17,691	17,805	18,546
Other real estate and foreclosed assets expense (income), net	(376)	(86)	6	367	(482)
Other expense	62,151	72,610	51,341	58,113	55,066
Amortization of intangibles	4,082	4,245	4,419	4,614	4,788
Total noninterest expense	$194,703	$236,770	$193,072	$193,144	$195,774
COMMON SHARE DATA
Earnings per share:
Basic	$1.46	$1.00	$1.21	$1.17	$0.90
Diluted	1.46	1.00	1.21	1.17	0.90

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
ASSETS
Commercial non-real estate loans	$9,416,990	$9,532,710	$10,091,342	$9,986,983	$10,257,788
Commercial real estate - owner occupied loans	2,812,926	2,809,868	2,795,104	2,857,445	2,779,407
Total commercial and industrial loans	12,229,916	12,342,578	12,886,446	12,844,428	13,037,195
Commercial real estate - income producing loans	3,467,939	3,419,028	3,411,028	3,357,939	3,406,554
Construction and land development loans	1,213,991	1,295,036	1,122,141	1,065,057	1,096,149
Residential mortgage loans	2,351,053	2,412,459	2,488,792	2,665,212	2,754,388
Consumer loans	1,623,116	1,679,429	1,756,452	1,857,295	1,945,918
Total loans	20,886,015	21,148,530	21,664,859	21,789,931	22,240,204
Loans held for sale	90,618	90,002	124,677	136,063	103,566
Securities	8,308,622	8,633,133	8,005,990	7,356,497	7,056,276
Short-term investments	3,062,781	2,203,785	2,339,111	1,333,786	779,057
Earning assets	32,348,036	32,075,450	32,134,637	30,616,277	30,179,103
Allowance for loan losses	(371,521)	(399,668)	(424,360)	(450,177)	(448,674)
Goodwill and other intangible assets	929,599	933,681	937,926	942,345	946,958
Other assets	2,412,194	2,489,246	2,424,440	2,530,157	2,515,937
Total assets	$35,318,308	$35,098,709	$35,072,643	$33,638,602	$33,193,324
LIABILITIES
Noninterest-bearing deposits	$13,653,376	$13,406,385	$13,174,911	$12,199,750	$11,881,548
Interest-bearing transaction and savings deposits	11,291,878	11,308,744	11,200,412	10,413,870	9,971,869
Interest-bearing public fund deposits	3,055,388	3,206,799	3,198,523	3,234,936	3,176,225
Time deposits	1,207,515	1,351,179	1,636,674	1,849,321	2,001,017
Total interest-bearing deposits	15,554,781	15,866,722	16,035,609	15,498,127	15,149,111
Total deposits	29,208,157	29,273,107	29,210,520	27,697,877	27,030,659
Short-term borrowings	1,745,228	1,516,508	1,652,747	1,667,513	1,906,895
Long-term debt	248,011	248,052	397,583	378,322	385,887
Other liabilities	487,146	498,141	394,890	455,865	494,239
Total liabilities	31,688,542	31,535,808	31,655,740	30,199,577	29,817,680
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,084,387	2,080,486	2,073,658	2,067,450	2,064,828
Retained earnings	1,545,181	1,439,553	1,374,688	1,291,506	1,211,878
Accumulated other comprehensive income (loss)	198	42,862	(31,443)	80,069	98,938
Total common stockholders' equity	3,629,766	3,562,901	3,416,903	3,439,025	3,375,644
Total liabilities & stockholders' equity	$35,318,308	$35,098,709	$35,072,643	$33,638,602	$33,193,324
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$935,330	$1,417,523	$2,345,605	$2,005,237	$2,323,691
CAPITAL RATIOS
Tangible common equity	$2,700,167	$2,629,220	$2,478,977	$2,496,680	$2,428,686
Tier 1 capital (g)	2,798,495	2,692,065	2,622,973	2,534,049	2,446,382
Common equity as a percentage of total assets	10.28%	10.15%	9.74%	10.22%	10.17%
Tangible common equity ratio	7.85%	7.70%	7.26%	7.64%	7.53%
Leverage (Tier 1) ratio (g)	8.15%	7.83%	7.89%	7.88%	7.70%
Common equity tier 1 (CET1) ratio (g)	11.19%	10.98%	11.00%	10.61%	10.30%
Tier 1 risk-based capital ratio (g)	11.19%	10.98%	11.00%	10.61%	10.30%
Total risk-based capital ratio (g)	13.09%	12.94%	13.60%	13.22%	12.92%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
ASSETS
Commercial non-real estate loans	$9,379,155	$9,889,904	$10,366,814	$9,771,661	$10,102,798
Commercial real estate - owner occupied loans	2,818,968	2,782,362	2,744,372	2,813,427	2,748,817
Total commercial and industrial loans	12,198,123	12,672,266	13,111,186	12,585,088	12,851,615
Commercial real estate - income producing loans	3,485,583	3,420,781	3,374,446	3,425,191	3,240,865
Construction and land development loans	1,234,637	1,140,065	1,121,554	1,150,104	1,124,998
Residential mortgage loans	2,376,500	2,442,956	2,807,568	2,472,496	2,899,588
Consumer loans	1,646,330	1,712,746	1,993,071	1,722,604	2,083,319
Total loans	20,941,173	21,388,814	22,407,825	21,355,483	22,200,385
Loans held for sale	82,588	89,638	112,230	94,553	80,942
Securities (h)	8,368,824	8,194,812	6,389,214	8,014,023	6,223,361
Short-term investments	2,704,796	2,522,251	502,992	2,309,414	515,661
Earning assets	32,097,381	32,195,515	29,412,261	31,773,473	29,020,349
Allowance for loan losses	(392,767)	(418,753)	(446,901)	(420,900)	(371,646)
Goodwill and other intangible assets	931,584	935,737	949,287	935,767	954,328
Other assets	2,571,762	2,453,185	2,770,783	2,533,080	2,560,792
Total assets	$35,207,960	$35,165,684	$32,685,430	$34,821,420	$32,163,823
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$13,535,961	$13,237,796	$11,585,617	$13,053,586	$10,450,457
Interest-bearing transaction and savings deposits	11,341,034	11,315,790	9,806,826	11,152,935	9,332,604
Interest-bearing public fund deposits	3,085,452	3,208,718	3,196,767	3,167,956	3,256,228
Time deposits	1,274,859	1,466,505	2,174,585	1,497,840	2,894,969
Total interest-bearing deposits	15,701,345	15,991,013	15,178,178	15,818,731	15,483,801
Total deposits	29,237,306	29,228,809	26,763,795	28,872,317	25,934,258
Short-term borrowings	1,612,253	1,661,015	1,733,298	1,653,600	2,044,923
Long-term debt	248,019	371,892	386,015	338,336	298,436
Other liabilities	504,295	415,376	450,729	444,516	444,225
Common stockholders' equity	3,606,087	3,488,592	3,351,593	3,512,651	3,441,981
Total liabilities & stockholders' equity	$35,207,960	$35,165,684	$32,685,430	$34,821,420	$32,163,823
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$1,172,276	$2,043,032	$2,308,021	$1,798,465	$1,348,786

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	9/30/2021			6/30/2021			9/30/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$16,918.4	$150.3	3.52%	$17,233.1	$149.3	3.47%	$17,607.2	$155.6	3.52%
Residential mortgage loans	2,376.5	21.5	3.63%	2,443.0	23.9	3.92%	2,807.5	27.5	3.92%
Consumer loans	1,646.3	20.4	4.90%	1,712.7	21.0	4.92%	1,993.1	24.0	4.79%
Loan fees & late charges	—	13.5	0.00%	—	16.5	0.00%	—	15.2	0.00%
Total loans (TE) (j) (k)	20,941.2	205.7	3.90%	21,388.8	210.7	3.95%	22,407.8	222.3	3.95%
Loans held for sale	82.6	0.6	3.06%	89.6	0.6	2.90%	112.2	0.8	2.96%
US Treasury and government agency securities	395.6	1.6	1.59%	291.0	1.2	1.67%	165.6	0.8	1.99%
CMOs and mortgage backed securities	7,033.7	31.4	1.79%	6,961.4	31.0	1.78%	5,326.2	29.4	2.21%
Municipals (TE)	925.0	6.8	2.93%	930.1	6.8	2.94%	889.5	6.7	3.01%
Other securities	14.5	0.1	3.56%	12.3	0.1	3.64%	8.0	0.1	4.33%
Total securities (TE) (l)	8,368.8	39.9	1.91%	8,194.8	39.1	1.91%	6,389.3	37.0	2.31%
Total short-term investments	2,704.8	1.0	0.15%	2,522.3	0.7	0.11%	503.0	0.1	0.10%
Average earning assets yield (TE)	$32,097.4	$247.2	3.06%	$32,195.5	$251.1	3.13%	$29,412.3	$260.2	3.53%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,341.0	$1.7	0.06%	$11,315.8	$2.7	0.10%	$9,806.8	$4.2	0.17%
Time deposits	1,274.9	1.0	0.32%	1,466.5	1.7	0.47%	2,174.6	6.0	1.09%
Public funds	3,085.4	2.3	0.30%	3,208.7	2.6	0.33%	3,196.8	4.6	0.57%
Total interest-bearing deposits	15,701.3	5.0	0.13%	15,991.0	7.0	0.18%	15,178.2	14.8	0.39%
Short-term borrowings	1,612.3	1.5	0.36%	1,661.0	1.6	0.37%	1,733.3	1.6	0.39%
Long-term debt	248.0	3.2	5.08%	371.9	5.0	5.42%	386.0	5.4	5.60%
Total borrowings	1,860.3	4.7	0.99%	2,032.9	6.6	1.30%	2,119.3	7.0	1.33%
Total interest-bearing liabilities cost	17,561.6	9.7	0.22%	18,023.9	13.6	0.30%	17,297.5	21.8	0.50%
Net interest-free funding sources	14,535.8			14,171.6			12,114.8
Total cost of funds	32,097.4	9.7	0.12%	32,195.5	13.6	0.17%	29,412.3	21.8	0.30%
Net Interest Spread (TE)		$237.5	2.84%		$237.5	2.82%		$238.4	3.02%
Net Interest Margin (TE)	$32,097.4	$237.5	2.94%	$32,195.5	$237.5	2.96%	$29,412.3	$238.4	3.23%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $1.6 million, $1.6 million and $3.2 million for the three months ended September 30, 2021, June 30, 2021and September 30, 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2021			9/30/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,160.4	$455.4	3.55%	$17,217.5	$503.5	3.91%
Residential mortgage loans	2,472.5	70.1	3.78%	2,899.6	85.4	3.93%
Consumer loans	1,722.6	62.7	4.87%	2,083.3	78.7	5.05%
Loan fees & late charges	—	43.4	0.00%	—	26.4	0.00%
Total loans (TE) (j) (k)	21,355.5	631.6	3.95%	22,200.4	694.0	4.17%
Loans held for sale	94.6	2.0	2.76%	80.9	2.1	3.47%
US Treasury and government agency securities	301.0	3.7	1.66%	139.2	2.3	2.20%
CMOs and mortgage backed securities	6,770.4	91.8	1.81%	5,198.4	91.1	2.34%
Municipals (TE)	929.8	20.4	2.93%	877.7	20.0	3.05%
Other securities	12.8	0.4	3.73%	8.0	0.3	4.31%
Total securities (TE) (l)	8,014.0	116.3	1.94%	6,223.3	113.7	2.44%
Total short-term investments	2,309.4	2.1	0.12%	515.7	0.8	0.21%
Average earning assets yield (TE)	$31,773.5	$752.0	3.16%	$29,020.3	$810.6	3.73%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,152.9	$7.8	0.09%	$9,332.6	$21.4	0.31%
Time deposits	1,497.8	5.7	0.51%	2,895.0	33.3	1.54%
Public funds	3,168.0	7.8	0.33%	3,256.2	21.6	0.89%
Total interest-bearing deposits	15,818.7	21.3	0.18%	15,483.8	76.3	0.66%
Short-term borrowings	1,653.6	4.6	0.37%	2,044.9	8.4	0.55%
Long-term debt	338.4	13.6	5.37%	298.5	11.8	5.25%
Total borrowings	1,992.0	18.2	1.22%	2,343.4	20.2	1.15%
Total interest-bearing liabilities cost	17,810.7	39.5	0.30%	17,827.2	96.5	0.72%
Net interest-free funding sources	13,962.8			11,193.1
Total cost of funds	31,773.5	39.5	0.17%	29,020.3	96.5	0.44%
Net Interest Spread (TE)		$712.5	2.87%		$714.1	3.01%
Net Interest Margin (TE)	$31,773.5	$712.5	3.00%	$29,020.3	$714.1	3.29%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $6.7 million and $13.1 million for the nine months ended September 30, 2021 and 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Nonaccrual loans (m)	$60,357	$83,551	$171,462	$60,357	$171,462
Restructured loans - still accruing	3,071	3,830	9,115	3,071	9,115
Total nonperforming loans	63,428	87,381	180,577	63,428	180,577
ORE and foreclosed assets	8,423	10,201	11,640	8,423	11,640
Total nonperforming assets	$71,851	$97,582	$192,217	$71,851	$192,217
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.34%	0.46%	0.86%	0.34%	0.86%
Accruing loans 90 days past due	$9,970	$8,925	$10,439	$9,970	$10,439
Accruing loans 90 days past due as a percentage of loans	0.05%	0.04%	0.05%	0.05%	0.05%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.39%	0.50%	0.91%	0.39%	0.91%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$399,668	$424,360	$442,638	$450,177	$191,251
Cumulative effect of change in accounting principle (n)	—	—	—	—	49,411
Provision for loan losses	(26,377)	(14,194)	30,044	(48,134)	578,468
Charge-offs	(6,755)	(15,822)	(28,324)	(44,681)	(381,979)
Recoveries	4,985	5,324	4,316	14,159	11,523
Net charge-offs	(1,770)	(10,498)	(24,008)	(30,522)	(370,456)
Ending Balance	$371,521	$399,668	$448,674	$371,521	$448,674
Reserve for Unfunded Lending Commitments:
Beginning balance	$29,524	$32,559	$36,571	$29,907	$3,974
Cumulative effect of change in accounting principle (n)	—	—	—	—	27,330
Provision for losses on unfunded lending commitments	(578)	(3,035)	(5,045)	(961)	222
Ending Balance	$28,946	$29,524	$31,526	$28,946	$31,526
Total Allowance for Credit Losses	$400,467	$429,192	$480,200	$400,467	$480,200
Total Provision for Credit Losses	$(26,955)	$(17,229)	$24,999	$(49,095)	$578,690
Allowance for loan losses as a percentage of period-end loans	1.78%	1.89%	2.02%	1.78%	2.02%
Allowance for credit losses as a percentage of period-end loans	1.92%	2.03%	2.16%	1.92%	2.16%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	506.17%	415.00%	234.89%	506.17%	234.89%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$536	$9,257	$23,210	$25,999	$362,084
Residential mortgage loans	(485)	(133)	(288)	(715)	(908)
Consumer loans	1,719	1,374	1,086	5,238	9,280
Total net charge-offs	$1,770	$10,498	$24,008	$30,522	$370,456
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.01%	0.22%	0.52%	0.20%	2.81%
Residential mortgage loans	(0.08)%	(0.02)%	(0.04)%	(0.04)%	(0.04)%
Consumer loans	0.41%	0.32%	0.22%	0.41%	0.60%
Total net charge-offs as a percentage of average loans	0.03%	0.20%	0.43%	0.19%	2.23%
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$—	$—	$160,101
Charge-offs associated with energy loan sale	—	—	—	—	242,628

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $7.2 million, $6.8 million and $39.9 million at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

(n) Represents the increase in the allowance upon the January 1, 2020 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Nonaccrual loans (m)	$60,357	$83,551	$108,434	$139,879	$171,462
Restructured loans - still accruing	3,071	3,830	6,320	4,262	9,115
Total nonperforming loans	63,428	87,381	114,754	144,141	180,577
ORE and foreclosed assets	8,423	10,201	9,467	11,648	11,640
Total nonperforming assets	$71,851	$97,582	$124,221	$155,789	$192,217
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.34%	0.46%	0.57%	0.71%	0.86%
Accruing loans 90 days past due (o)	$9,970	$8,925	$5,090	$3,361	$10,439
Accruing loans 90 days past due as a percentage of loans	0.05%	0.04%	0.02%	0.02%	0.05%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.39%	0.50%	0.60%	0.73%	0.91%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$371,521	$399,668	$424,360	$450,177	$448,674
Reserve for unfunded lending commitments	28,946	29,524	32,559	29,907	31,526
Total allowance for credit losses	$400,467	$429,192	$456,919	$480,084	$480,200
Total provision for credit losses	$(26,955)	$(17,229)	$(4,911)	$24,214	$24,999
Allowance for loan losses as a percentage of period-end loans	1.78%	1.89%	1.96%	2.07%	2.02%
Allowance for credit losses as a percentage of period-end loans	1.92%	2.03%	2.11%	2.20%	2.16%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	506.17%	415.00%	354.09%	305.20%	234.89%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$536	$9,257	$16,206	$22,141	$23,210
Residential mortgage loans	(485)	(133)	(97)	(166)	(288)
Consumer loans	1,719	1,374	2,145	2,355	1,086
Total net charge-offs	$1,770	$10,498	$18,254	$24,330	$24,008
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.01%	0.22%	0.38%	0.51%	0.52%
Residential mortgage loans	(0.08)%	(0.02)%	(0.02)%	(0.02)%	(0.04)%
Consumer loans	0.41%	0.32%	0.48%	0.49%	0.22%
Total net charge-offs as a percentage of average loans	0.03%	0.20%	0.34%	0.44%	0.43%
AVERAGE LOANS
Commercial & real estate loans	$16,918,343	$17,233,112	$17,334,265	$17,429,975	$17,607,186
Residential mortgage loans	2,376,500	2,442,956	2,600,492	2,732,483	2,807,568
Consumer loans	1,646,330	1,712,746	1,810,541	1,903,214	1,993,071
Total average loans	$20,941,173	$21,388,814	$21,745,298	$22,065,672	$22,407,825

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $7.2 million, $6.8 million, $7.2 million, $21.6 million and $39.9 million at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

(o) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at March 31, 2021.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Nine Months Ended
(in thousands)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Net interest income	$234,709	$234,643	$234,587	$238,286	$235,183	$703,939	$704,237
Noninterest income	93,361	94,272	87,089	82,350	83,748	274,722	242,078
Total revenue	328,070	328,915	321,676	320,636	318,931	978,661	946,315
Taxable equivalent adjustment (p)	2,768	2,854	2,922	3,115	3,189	8,544	9,885
Nonoperating revenue	(4,576)	(2,800)	—	—	—	(7,376)	—
Operating revenue (TE)	326,262	328,969	324,598	323,751	322,120	979,829	956,200
Noninterest expense	(194,703)	(236,770)	(193,072)	(193,144)	(195,774)	(624,545)	(595,648)
Nonoperating expense	3,225	44,977	—	—	—	48,202	—
Operating pre-provision net revenue (TE)	$134,784	$137,176	$131,526	$130,607	$126,346	$403,486	$360,552

(p) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.